EXHIBIT 11.1

                        COMPUTATION OF PER SHARE EARNINGS


                                                                       2002                2001                  2000
                                                                       ----                ----                  ----
Net Earnings                                                     $       614,096    $       389,075     $       749,664
Dividends Paid                                                          (491,484)          (635,737)           (585,925)
                                                                        ---------          ---------           --------
                                                                 $       122,612    $      (246,662)    $       163,739
Weighted Average Shares Outstanding                                       88,223             81,415              74,492
Earnings Per Share of Common Stock                               $          1.39    $         (3.30)    $          2.20